                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PLAINS RESOURCES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             PLAINS RESOURCES INC.
                               500 DALLAS STREET
                             HOUSTON, TEXAS  77002



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998



TO THE STOCKHOLDERS OF PLAINS RESOURCES INC.:

     The 1998 Annual Meeting of Stockholders of Plains Resources Inc. (the "Company") will be held in the Arboretum Room at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas at 10:00 a.m., local time, on Thursday, May 21, 1998, for the following purposes:

          1. To elect eight directors; and

          2. To transact any other business properly brought before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on March 27, 1998, will receive notice of and be entitled to vote at the meeting and any adjournment thereof.


                                    By Order of the Board of Directors,


                                    Michael R. Patterson
                                    Vice President, General Counsel & Secretary


April 29, 1998



YOU ARE RESPECTFULLY REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE.

                             PLAINS RESOURCES INC.
                               500 DALLAS STREET
                             HOUSTON, TEXAS  77002

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Plains Resources Inc. (the "Company") of the enclosed proxy to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the Arboretum Room at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas at 10:00 a.m., local time, on Thursday, May 21, 1998, and at any adjournment of such Meeting. You are respectfully requested to sign, date and return the enclosed proxy in the enclosed return envelope as soon as possible.

     This Proxy Statement and the enclosed proxy were first sent or given to Company stockholders on or about April 29, 1998. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, including consolidated financial statements, which accompanies this Proxy Statement, is not a part of the proxy soliciting material.

     The close of business on March 27, 1998 (the "Record Date"), was fixed as the Record Date for determination of stockholders of the Company entitled to notice of and to vote at the Meeting and any adjournment thereof. On the Record Date, the outstanding stock of the Company entitled to vote at the Meeting consisted of 16,745,207 shares of common stock, par value $.10 per share ("Common Stock").

     Holders of Common Stock on the Record Date are entitled to cast one vote per share, either in person or by proxy, on all questions properly before the
stockholders at the Meeting.   All properly executed proxies returned by holders
of Common Stock that are not revoked will be voted (or withheld from voting) according to the directions, if any, specified thereon. However, if proxies of holders of Common Stock are returned properly signed but without voting instructions, such proxies will be voted for the election of the nominees listed under "Election of Directors - Nominees for Election to the Board of Directors". Except as set forth herein, the Board is not aware of any other matters that are to be brought before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

     A proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is voted by delivering to the Company a duly executed instrument of revocation or a proxy bearing a later date or by voting the shares relating thereto in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the stockholders requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting.
Abstentions have the effect of a vote against a proposal and broker non-votes (i.e., when a broker does not have authority to vote on a specific proposal) have no effect on the vote.

     This solicitation is being made by mail. After the initial solicitation, further solicitations of proxies may be made by telephone or oral communications by officers or employees of the Company who will receive no extra compensation therefor. The Company will bear the entire cost of this solicitation, which will include reimbursement to brokerage houses, banks, and other fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

     The Board consists of eight members who are elected annually to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees for election as directors are identified below. Although all nominees currently intend to serve on the Board, if any nominee is unable or unwilling to serve, the Board may (a) nominate another person in substitution for such nominee, and the proxies will be voted for the election of such substitute nominee for director or (b) reduce the size of the Board accordingly. All nominees are incumbent directors.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------
GREG L. ARMSTRONG, age 39             Officer since 1981 and Director since 1992
Mr. Armstrong has been President and Chief Executive Officer of the Company since December 1992. He was President and Chief Operating Officer from October to December 1992, and Executive Vice President and Chief Financial Officer from June to October 1992. He was Senior Vice President and Chief Financial Officer from 1991 to 1992, Vice President and Chief Financial Officer from 1984 to 1991, Corporate Secretary from 1981 to 1988 and Treasurer from 1984 to 1987.
--------------------------------------------------------------------------------
JERRY L. DEES, age 58                                        Director since 1997
Mr. Dees retired in 1996 as Senior Vice President, Exploration and Land, for Vastar Resources, Inc. (previously ARCO Oil and Gas Company), a position he had held since 1991. From 1987 to 1991, he was Vice President of Exploration and Land for ARCO Alaska, Inc., and from 1985 to 1987 held various positions as Exploration Manager of ARCO. From 1980 to 1985, he was Manager of Exploration Geophysics for Cox Oil and Gas Producers.
--------------------------------------------------------------------------------
TOM H. DELIMITROS, age 57                                    Director since 1988
Mr. Delimitros has been General Partner of AMT Venture Funds (a venture capital firm) since 1989. He was a General Partner of Sunwestern Investment Funds and Senior Vice President of Sunwestern Management, Inc. (an investment management firm) from 1983 to 1988. He is also a director of Tetra Technologies, Inc. (a specialty chemical and chemical process company).
--------------------------------------------------------------------------------
WILLIAM M. HITCHCOCK, age 58                                 Director since 1977
Mr. Hitchcock has been President of Avalon Financial, Inc. (a private investment company) since December 1996. He was President of Plains Resources International Inc. (a wholly owned subsidiary of the Company) from 1992 to 1995. He was Chairman of the Board of the Company from August 1981 to October 1992, except for the period from April 1987 to October 1987 when he served as Vice Chairman. He was a consultant to the Company from 1982 to 1992. He is also a director of Thoratec Laboratories Corporation (a medical device company) and Oshman's Sporting Goods, Inc. (a sporting goods retailer).
--------------------------------------------------------------------------------
DAN M. KRAUSSE, age 72                                       Director since 1987
Mr. Krausse has been Chairman of the Board of the Company since December 1992. He has also been President of The Krausse Company (a private investment firm) since 1981, and was Chairman of the Board and Chief Executive Officer of Sunwestern Investment Group (a venture capital firm) from 1983 to 1987. He is also President and Chairman of the Board of Trinity Energy L.P. (an energy investment partnership).
--------------------------------------------------------------------------------
JOHN H. LOLLAR, age 59                                       Director since 1995
Mr. Lollar has been the Managing Partner of Newgulf Exploration L. P. since December 1996. He was Chairman of the Board, President and Chief Executive Officer of Cabot Oil & Gas Corporation from 1992 to 1995. He was President and Chief Operating Officer of Transco Exploration Company from 1982 to 1992. He is also a director of Inspectorate PLC (a private independent inspection services company) and Lufkin Industries, Inc. (a manufacturing firm).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ROBERT V. SINNOTT, AGE 48                                    Director since 1994
Mr. Sinnott has been Senior Vice President of Kayne Anderson Investment Management, Inc. (an investment management firm) since 1992. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992. He is also a director of Glacier Water Services, Inc. (a vended water company) and National Energy Group, Inc. (an oil and natural gas company).
--------------------------------------------------------------------------------
J. TAFT SYMONDS, age 58                                      Director since 1987
Mr. Symonds has been Chairman of the Board of Symonds Trust Co. Ltd. (an investment firm), and Chairman of the Board of Maurice Pincoffs Company, Inc. (an international marketing firm) since 1978. He is also Chairman of the Board of Tetra Technologies, Inc. (a specialty chemical and chemical process company) and a director of Denali, Inc. (a manufacturer of storage tanks and a product and service provider for handling of industrial fluids).
--------------------------------------------------------------------------------

BOARD ORGANIZATION AND MEETINGS

     During 1997, the Board held seven Board meetings and the committees of the Board held a total of six meetings. No director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member. The committees of the Board consist of the Audit, Compensation, Finance, and Corporate Governance Committees. The Audit Committee, consisting of Messrs. Dees, Delimitros and Sinnott, held two meetings in 1997. The Audit Committee's function is to consult with the Company's independent auditors jointly with, and independently of, the management of the Company with respect to the scope and results of their audit of the Company's financial statements and to review the Company's financial reporting and accounting principles, policies and practices and its internal audit objectives, accounting and control policies and procedures. The Compensation Committee, consisting of Messrs. Delimitros, Hitchcock and Lollar, held two meetings in 1997. The function of the Compensation Committee is to recommend salaries, bonuses, deferred compensation, retirement plans and any other remuneration for the officers of the Company to the Board for its approval, and to administer the Company's stock option plans. The Finance Committee, consisting of Messrs. Armstrong, Lollar, Sinnott, and Symonds, held one meeting during 1997. The Finance Committee's function is to advise and assist the Company's management on financial matters and recommend to the Board all major financing undertaken, both debt and equity. The Corporate Governance Committee, consisting of Messrs. Armstrong, Hitchcock, Krausse, and Symonds, held one meeting in 1997. The Corporate Governance Committee's function is to review and evaluate all matters relating to Board process and effectiveness and to consider the requisite qualifications for Board service. The Corporate Governance Committee will also consider nominees recommended by stockholders. Stockholders desiring to make such recommendations for the 1999 Annual Meeting of Stockholders should submit, by December 31, 1998, the candidate's name, together with biographical information to: Chairman, Corporate Governance Committee, c/o Plains Resources Inc., 500 Dallas Street, Suite 700, Houston, Texas 77002.

COMPENSATION OF DIRECTORS

     Each director who is not otherwise compensated by the Company ("Non-employee Director") receives an attendance fee of $2,000 for each Board meeting attended (excluding telephonic meetings) plus reimbursement for related expenses, and an attendance fee of $500 for each committee meeting or telephonic Board meeting attended. A Non-employee Director may elect to receive a grant of shares of Common Stock in lieu of attendance fees for regular Board meetings, with the number of shares granted being determined by dividing the amount of the attendance fee earned by the per share market price of the Common Stock on the date of the meeting. Each Non-employee Director who serves as a chairman of a Board committee receives an annual fee of $2,000, or at such director's election, in lieu of such fee, a grant of shares of Common Stock, the number of which is determined by dividing such fee by the per share market price of the Common Stock on the date on which such director was appointed as a committee chairman. In addition, each Non-employee

Director will receive annually a stock option to purchase 10,000 shares of Common Stock for a five year term and an exercise price equal to the market price of the Common Stock on the grant date. Mr. Armstrong, as an employee, is otherwise compensated for his services to the Company and therefore receives no separate compensation for his services on the Board. In lieu of the compensation set forth above for Non-employee Directors, Mr. Krausse, as Chairman of the Board, receives an annual retainer of $60,000, payable in equal monthly installments.


        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of the Record Date certain information concerning the Common Stock beneficially owned by (i) the directors and nominees, (ii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") and (iii) the directors, nominees and all executive officers as a group.


                                                            SHARES
                                                         BENEFICIALLY  PERCENT
BENEFICIAL OWNER                                           OWNED (1)   OF CLASS
----------------                                         ------------  --------

Greg L. Armstrong........................................    227,616        1.3%
Jerry L. Dees............................................     10,000         (2)
Tom H. Delimitros........................................     26,144         (2)
William M. Hitchcock.....................................    398,834        2.4%
Dan M. Krausse...........................................     70,420         (2)
John H. Lollar...........................................     22,141         (2)
Robert V. Sinnott........................................     24,511 (3)     (2)
J. Taft Symonds..........................................     50,260         (2)
William C. Egg, Jr.......................................    183,378        1.1%
Phillip D. Kramer........................................    118,069         (2)
Michael R. Patterson.....................................    121,249         (2)
Harry N. Pefanis.........................................    107,663         (2)

Directors and Executive
   Officers as a group (14 persons)......................  1,435,628        8.1%

(1) Includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days after the Record Date by exercise of outstanding stock options. Shares subject to exercisable stock options include 224,250 for Mr. Armstrong; 10,000 for Mr. Dees; 85,000 for Mr. Hitchcock; 30,000 for Mr. Krausse; 178,750; for Mr. Egg; 113,250 for Mr. Kramer; 114,000 for Mr. Patterson; 106,500 for Mr. Pefanis and 20,000 each for Messrs. Delimitros, Lollar, Sinnott and Symonds.
(2) Less than 1%.
(3) Mr. Sinnott is Sr. Vice President of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-Traditional, L.P. Mr. Sinnott disclaims beneficial ownership of the 3,195,328 shares held by KAIM Non-Traditional, L.P.

     The following table lists the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of the Record Date, of more than 5% of the Company's Common Stock.

                                                    SHARES
                                                 BENEFICIALLY  PERCENT
BENEFICIAL OWNER                                    OWNED      OF CLASS
----------------                                -------------  ---------

Advisory Research, Inc........................    867,200 (1)       5.2%
 and David B. Heller
Two Prudential Plaza
180 N. Stetson, Suite 5780
Chicago, IL 60601

KAIM Non-Traditional, L.P.....................      3,195,328 (2)  19.0%
 and Richard A. Kayne
1800 Avenue of the Stars, Second Floor
Los Angeles, CA 90067

J.P. Morgan & Co.  Incorporated...............      1,058,500 (3)   6.3%
60 Wall Street
New York, NY 10260

Shell Land & Energy Company...................      1,082,000 (4)   6.1%
 and Shell Oil Company
One Shell Plaza
Houston, TX  77002

State Street Research & Management Company....      1,697,313 (5)  10.1%
One Financial Center, 30/th/ Floor
Boston, MA 02111-2690

Strome Susskind Investment Management, L.P.,..      1,282,841 (6)   7.7%
  SSCO, Inc., and Mark E. Strome
1250 4th Street, Suite 420
Santa Monica, CA  90401

(1) As reported on Schedule 13G dated February 13, 1998, jointly filed by Advisory Research, Inc. and David B. Heller.
(2) Based on data provided by KAIM Non-Traditional L.P. Includes 66,667 shares of Common Stock issuable upon the exercise of a warrant.
(3) As reported on Schedule 13G dated December 31, 1997, filed by J.P. Morgan & Co., Incorporated. According to such report, this stockholder had sole power to dispose of all such shares and the sole power to vote 885,000 of such shares.
(4) As reported on Schedule 13D dated November 21, 1997, filed by Shell Land & Energy Company and Shell Oil Company. Includes 932,000 shares of Common Stock issuable upon the conversion of the Company's Series D Cumulative Convertible Preferred Stock and 150,000 shares of Common Stock issuable upon the exercise of a warrant.
(5) As reported on Schedule 13G dated February 11, 1998, filed by State Street Research & Management Company. According to such report, State Street had sole power to dispose of all such shares and the sole right to vote 1,194,613 of such shares. State Street advised that all such shares are owned by various clients.
(6) As reported on Schedule 13G, Amendment No. 3, dated February 11, 1998, filed jointly by Strome Susskind Investment Management L. P., SSCO, Inc. and Mark
    E. Strome.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of three independent, Non-employee Directors, makes determinations and recommendations to the Board concerning the compensation of the Company's executive officers, except for grants under the Company's stock option plans, which plans are independently administered by the Committee. In order to make such determinations and recommendations, at the end of each year the Committee evaluates (i) the Company's performance relative to its annual objectives, (ii) the Company's performance relative to changes in the industry (i.e., performance relative to the opportunities available), and (iii) each executive officer's contribution to the Company's achievements during the year. The basic objectives of the executive compensation program are to:

     . Enable the Company to attract, retain, motivate and reward high caliber executive officers who are among the most skilled, talented and persistent individuals available in a very competitive marketplace;

     . Inspire executive officers to work as a team to innovatively and aggressively pursue Company goals;

     . Foster a general corporate atmosphere that promotes an entrepreneurial style of leadership in order to enable the Company to act quickly and flexibly to implement its plans and pursue opportunities as they arise;

     . Emphasize "pay for performance" by having a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation; and

     . Align the long term interests of the executive officers with those of the Company's stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

     The Committee monitors general industry conditions, changes in regulations and tax laws and other developments which may, from time to time, require modifications of the executive compensation program in order to ensure the program is properly structured to achieve its objectives. The Company's executive compensation program currently is comprised of three major components; base salary, annual incentive compensation and longer term incentives through stock options.

BASE SALARIES

     Base salaries for each of the Company's executive officers are determined on an individual basis, taking into consideration the performance of the individual and his or her contributions to the Company's performance, the length of service of the individual with the Company, compensation by industry competitors for comparable positions, internal equities among positions and general economic conditions. Although no specific weight is assigned to these factors, the Committee generally targets the mid-point range of salary levels paid within the industry as a primary consideration in setting base salaries. In order to determine salary levels paid within the industry, the Committee reviews various industry surveys, proxy information of its competitors and also, from time to time, consults with independent compensation consulting firms. The Committee reviews the compensation practices of the companies which are most comparable to the Company in terms of asset value and which are included in the Media General Index - Oil and Natural Gas Exploration used in the Performance Graph on Page 11. The Committee believes that maintaining a competitive base salary structure is vital to attract and retain talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, furthering the goal of having "at risk" compensation as an important component of the executive compensation program.

ANNUAL INCENTIVE COMPENSATION

     In addition to their base salaries, the Company's executive officers may earn an annual incentive payment, depending on Company performance relative to certain objectives set forth in an annual business plan. Such annual objectives are a combination of operating, financial and strategic goals (such as oil and gas production levels, oil and gas reserve additions, achievement of income and/or cash flow targets and successful completion of major projects) that are considered to be critical to the Company's success. These objectives are not specifically weighted in the determination of whether to award annual incentive payments to executive officers since the relative importance of such objectives may change from year to year and the relative responsibilities of each executive officer in the achievement of each of the objectives may differ. After a year-end review of the Company's performance relative to the annual business plan, the Committee determines the amount of the annual incentive payment, if any, which will be awarded to an executive officer based on its subjective evaluation of factors which include the extent to which the objectives of the annual business plan were achieved, his or her contribution to the achievement of those objectives, and general economic and industry conditions.

STOCK OPTIONS

     The Company for many years has used stock options as its long-term incentive program for executive officers. Stock options are used in order to relate the benefits received by the executive officers to the amount of appreciation realized by the stockholders over comparable periods. Stock options are generally granted annually to executive officers. The size of the option grant to an executive officer is generally determined by dividing the total cash compensation paid to the officer for the prior year (salary plus annual incentive payment) by an average market price of the Common Stock during the prior year. Stock options are granted at exercise prices not less than the market value of the stock on the date of the grant and are not transferable. Therefore, such options have no realizable value unless the Company's stock appreciates in value. Stock options provide the executive officers the opportunity to acquire and build a meaningful ownership interest in the Company and, therefore, closely align the executive officers' interests with those of the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of Mr. Armstrong for 1997 was determined in accordance with the executive compensation practices for all executive officers as discussed above. In its annual review of the Company's performance in 1997 relative to its business plan, the Committee determined that substantially all of the material objectives of what the Board considered an aggressive business plan were met. Significant achievements included a 32% increase in proved oil and gas reserve volumes, a 15% increase in oil and gas production, a 637% reserve replacement ratio, a 16% increase in cash flow, and a 19% increase in earnings before interest, taxes, depreciation and amortization, as compared to correlative results for 1996. In recognition of Mr. Armstrong's exemplary leadership in the Company's significant progress in 1997, Mr. Armstrong was awarded an annual incentive payment of $400,000. Mr. Armstrong also received the option grants described under "Option Grants in 1997".

                            COMPENSATION COMMITTEE

                           John H. Lollar, Chairman
                               Tom H. Delimitros
                             William M. Hitchcock

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

     The following table shows certain compensation information for the Company's Chief Executive Officer and the other Named Executive Officers for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.

                                                                     LONG TERM COMPENSATION
                                                                     ----------------------
                                               ANNUAL COMPENSATION    NUMBER OF SECURITIES    ALL OTHER
                                              ----------------------   UNDERLYING OPTION     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR    SALARY ($)   BONUS ($)         AWARDS            ($)  (1)
------------------------------------------------------------------------------------------------------------------
Greg L. Armstrong                     1997     275,000      400,000          50,000             9,500
  President and Chief                 1996     241,666      300,000         345,000             9,500
  Executive Officer                   1995     225,000      140,000          50,000             8,812
------------------------------------------------------------------------------------------------------------------
William C. Egg, Jr.                   1997     210,000      250,000          35,000             9,500
  Senior Vice President-              1996     193,333      210,000         236,000             9,500
  Exploration and Production          1995     185,000      100,000          35,000             8,779
------------------------------------------------------------------------------------------------------------------
Phillip D. Kramer                     1997     165,625      180,000          50,000             9,500
   Senior Vice President, Chief       1996     150,000      150,000          26,000             9,500
   Financial Officer and Treasurer    1995     150,000       55,000          20,000             7,508
------------------------------------------------------------------------------------------------------------------
Michael R. Patterson                  1997     150,000       75,000          16,000             9,500
   Vice President,                    1996     150,000       40,000          22,000             9,500
   General Counsel and Secretary      1995     150,000       27,000          20,000             8,379
------------------------------------------------------------------------------------------------------------------
Harry N. Pefanis                      1997     185,000      300,000          31,000             9,500
   Senior Vice President and          1996     185,000      185,000          33,000             9,500
   President of Plains Marketing      1995     150,000      115,000          30,000             7,477
   & Transportation Inc.
------------------------------------------------------------------------------------------------------------------

(1) The Company matches 100% of an employee's contribution to the Company's 401(k) Plan (subject to certain limitations in the plan), with such matching contribution being made 50% in cash and 50% in Common Stock (the number of shares for the stock match being based on the market value of the Common Stock at the time the shares are granted).

                             OPTION GRANTS IN 1997

     The following table provides information regarding stock options that were granted to the Named Executive Officers during 1997. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the term of the options as required by the regulations of the Securities and Exchange Commission ("SEC"). No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. For comparative purposes, also shown are the total gains that could be realized over a five-year period (the term of the options) by the Company's stockholders based on the same assumptions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                                                               POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF    % OF TOTAL                                  ASSUMED ANNUAL RATES
                         SECURITIES     OPTIONS                                  OF STOCK PRICE APPRECIATION
                         UNDERLYING    GRANTED TO   EXERCISE                           FOR OPTION TERM
                          OPTIONS      EMPLOYEES     PRICE    EXPIRATION       -----------------------------
       NAME               GRANTED       IN 1997     $/SHARE      DATE            5% ($)              10% ($)
---------------------------------------------------------------------------------------------------------------
Greg L. Armstrong        50,000 (1)      15.5        15.50     2/6/2002        214,000 (3)          473,000 (4)
---------------------------------------------------------------------------------------------------------------
William C. Egg, Jr.      35,000 (1)      10.8        15.50     2/6/2002        149,800 (3)          331,100 (4)
---------------------------------------------------------------------------------------------------------------
Phillip D. Kramer        25,000 (1)       7.7        15.50     2/6/2002        107,000 (3)          236,500 (4)
                         25,000 (2)       7.7        14.375    5/21/2002        99,375 (5)          219,375 (6)
---------------------------------------------------------------------------------------------------------------
Michael R. Patterson     16,000 (1)       4.9        15.50     2/6/2002         68,480 (3)          151,360 (4)
---------------------------------------------------------------------------------------------------------------
Harry N. Pefanis         31,000 (1)       9.6        15.50     2/6/2002        132,680 (3)          293,260 (4)
---------------------------------------------------------------------------------------------------------------
All Stockholder (7)        N/A            N/A          N/A       N/A        70,784,776 (3)      156,454,201 (4)
---------------------------------------------------------------------------------------------------------------

(1) These options were granted on February 6, 1997 under the Company's 1996 Stock Incentive Plan, and the right to exercise vests in equal annual installments over a four year period. To the extent not already exercisable, these options generally become exercisable upon a change of control of the Company resulting from (i) a change in the composition of the Board of Directors pursuant to which persons who were directors in February 1996 (or were approved by a majority of those directors still remaining) cease to constitute at least two-thirds of the Board, (ii) dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company does not survive, or (iv) the transfer of 20% or more of the voting power of the Company's stock (except in a transaction approved by the Board or as a result of a merger or consolidation in which the Company is the surviving corporation). In addition, in the event of such a change in control, the holders of the option may elect to surrender for a cash payment equal to the difference between the exercise price and the market price of the Company's Common Stock on the date of such event. These options are not transferable except by will or the laws of descent and distribution.
(2) This option was granted May 21, 1997, under the Company's 1996 Stock Incentive Plan and the right to exercise vested for 25% of the shares covered thereby on the grant date with the remaining 75% vesting in equal annual installments over a three year period. This option is subject to the same change of control provisions which are described in footnote (1).
(3) The 5% rate of appreciation would result in a per share price of $19.78.
(4) The 10% rate of appreciation would result in a per share price of $24.96.
(5) The 5% rate of  appreciation would result in per share price of $18.35.
(6) The 10% rate of appreciation would result in a per share price of $23.15.
(7) Based upon 16,538,499 shares of the Company's Common Stock outstanding on February 6, 1997, the grant date of the options described under footnote
    (1), using a base price of $15.50 which is equal to the exercise price of the options granted on such date.

                      AGGREGATED OPTION EXERCISES IN 1997
                          AND YEAR-END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers concerning the exercise of options during 1997 and the aggregate dollar value of in-the-money, unexercised options held at December 31, 1997. (SEC Regulations define options as "in-the-money" if the fair market value of the underlying security on such date exceeds the exercise price of the option.)

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                           NUMBER OF                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                            SHARES                          OPTIONS AT YEAR-END             AT YEAR-END (2)
                           ACQUIRED      VALUE REALIZED  -------------------------------------------------------
  NAME                    ON EXERCISE        ($) (1)     EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Greg L. Armstrong           25,000           265,625       200,500      372,500        2,142,188     1,401,563
----------------------------------------------------------------------------------------------------------------
William C. Egg, Jr.         15,000           159,375       161,000      253,000        1,735,937       965,313
----------------------------------------------------------------------------------------------------------------
Phillip D. Kramer           12,000           127,500        94,250       56,750          952,766       216,797
----------------------------------------------------------------------------------------------------------------
Michael R. Patterson        10,500           110,375       104,500       27,000        1,127,313       130,125
----------------------------------------------------------------------------------------------------------------
Harry N. Pefanis            13,000           138,125        90,500       47,500          952,938       207,000
----------------------------------------------------------------------------------------------------------------

(1) Value Realized is determined by multiplying the number of shares acquired on exercise of the options by the spread between the exercise price and the price received for the sale of such shares.
(2) Year-end Value is determined by multiplying the number of shares underlying the options by the spread between the exercise price of such options and the year-end market price of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has an employment agreement with Mr. Armstrong which expires on March 1, 2001 (unless extended pursuant to the terms thereof) and provides for a current base salary of $275,000 per year, subject to annual review. If Mr. Armstrong's employment is terminated (i) without cause, he will be entitled to receive an amount equal to two times his base salary, or (ii) as a result of a change in control of the Company, he will be entitled to receive an amount equal to three times the aggregate of his base salary and bonus, and in either event, will be entitled to receive medical benefits for two years following the date of such termination. Under such agreement, change in control of the Company is defined as a change occurring (i) through the acquisition of 25% or more of the voting power of the Company, or (ii) at such time as the directors in office on the date of the agreement cease to constitute a majority of the Board. The Board has also authorized employment agreements with Messrs. Egg and Pefanis for initial terms of five years providing for current base salaries of $210,000 and $185,000, respectively, subject to annual review. As authorized, such employment agreements will have termination and change in control provisions substantially similar to those in Mr. Armstrong's agreement.

     As described in footnotes (1) and (2) to the table entitled "Option Grants in 1997", in the event of certain corporate transactions, changes in control and changes in the composition of the Board of Directors under certain circumstances, the exercisability of certain options granted to the Named Executive Officers is accelerated. If the exercisability of options granted under the Company's 1992 and 1996 Stock Incentive Plans is accelerated, the option holders are afforded the right to surrender the options for a lump sum cash payment.

OFFICERS' RETIREMENT PLAN

     In 1996, the Board authorized the implementation of a retirement plan for executive officers. Such plan provides that an officer with at least fifteen years of service to the Company will be entitled to receive retirement income for a fifteen-year period, commencing at age 60, in an amount equal to 50% of his salary on May 23, 1996. Assuming continued employment until age 60, each of the Named Executive Officers will have at least 15 years of service and will be entitled to receive annual benefits in the following amounts: Mr. Armstrong $112,500; Mr. Egg - $92,500; Mr. Kramer - $75,000; Mr. Patterson - $75,000; and
Mr. Pefanis - $92,500.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Media General Industry Group Index No. 353, "Oil, Natural Gas Exploration" ("MG Group Index") and AMEX Market Index for five years ended December 31, 1997. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 31, 1992, and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table under the graph.


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG PLAINS RESOURCES INC.,
                     MG GROUP INDEX AND AMEX MARKET INDEX


                             [GRAPH APPEARS HERE]

                          1992    1993    1994    1995    1996    1997
                         ------  ------  ------  ------  ------  ------

Plains Resources Inc.    100.00   70.27   58.11   97.30  168.92  185.81

MG Group Index           100.00  119.56  120.85  141.37  192.97  209.15

AMEX Market Index        100.00  118.81  104.95  135.28  142.74  171.76

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's equity securities to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 were required, the Company believes that during the fiscal 1997 year all persons subject to the filing requirements of Section 16(a) filed the required reports on a timely basis.

                                   AUDITORS

     The Board has selected Price Waterhouse as the Company's independent accountants for 1998. Price Waterhouse is an international accounting firm and has audited the Company's financial statements since 1977.

     A representative of Price Waterhouse will be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Company's Secretary on or before December 31, 1998, to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.


                                     By Order of The Board of Directors,


                                     Michael R. Patterson
                                     Vice President, General Counsel & Secretary

April 29, 1998

PROXY                         PLAINS RESOURCES INC.                        PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip D. Kramer and Michael R. Patterson, and each of them, as Proxies with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Plains Resources Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held in the Arboretum Room of the Hyatt Regency Hotel, Houston, Texas, on May 21, 1998, at 10:00 a.m., local time, and any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS     [_] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)
                             [ ] WITHHOLD FOR ALL NOMINEES LISTED BELOW

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
                NAME IN THE FOLLOWING LIST:

  GREG L. ARMSTRONG, JERRY L. DEES, TOM H. DELIMITROS, WILLIAM M. HITCHCOCK,
     DAN M. KRAUSSE, JOHN H. LOLLAR, ROBERT V. SINNOTT AND J. TAFT SYMONDS
2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                (Continued and to be signed on the other side)

--------------------------------------------------------------------------------

                        (Continued from the other side)
In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
                                  Please sign exactly as your name appears on the left. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such; if signing for corporation, sign in full corporate name by authorized officer; and if signing for a partnership, sign in the partnership name by authorized person. When shares are in the names of more than one person, each should sign.

                                  Date:_______________________________, 1998.
                                  -------------------------------------------
                                  -------------------------------------------
                                  Signature(s) of Stockholder(s)
                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.